UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 31, 2005

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definition Agreement.

On October 31, 2005, and effective as of July 1, 2005, Toreador Resources Corporation (“Toreador”) increased the annual base salary of Michael J. FitzGerald, Senior Vice President – Exploration and Production from $200,000 per year to $260,000. The remainder of Mr. FitzGerald’s employment agreement was not changed.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 31, 2005, Toreador issued 5,900 shares of common stock to Stratum Group, L.P. (“Stratum”) upon the exercise by Stratum of a warrant dated December 31, 2001, which was issued in connection with the acquisition of Madison Oil Company and as a replacement for a warrant Stratum previously held covering shares of common stock in Madison Oil Company. The warrant’s exercise price was $5.37 per share. The shares of common stock issued to Stratum were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Summary Sheet: Michael J. FitzGerald Annual Base Salary.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: November 4, 2005

By:          /s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary Sheet: Michael J. FitzGerald Annual Base Salary.

EXHIBIT 10.1	SUMMARY SHEET: MICHAEL J. FITZGERALD ANNUAL BASE SALARY

Name	Title	Base Salary

Michael J. FitzGerald	Senior Vice President – Exploration and Production	$260,000